Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-1) and related Preliminary Prospectus of Calyxt, Inc. and to the incorporation by reference therein of our report dated March 13, 2018, with respect to the financial statements of Calyxt, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

May 15, 2018